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                                                                    Exhibit 10.6

                              CONVERSION AGREEMENT

        THIS CONVERSION AGREEMENT ("Agreement"), dated as of ___, 1998, is by and between QUALCOMM INCORPORATED ("QUALCOMM") and LEAP WIRELESS INTERNATIONAL, INC. ("Leap"). Certain capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in
Article 1 hereof or as assigned to them in the Separation and Distribution Agreement between the parties dated as of the date hereof (the "Separation Agreement").

        WHEREAS, QUALCOMM and Leap have entered into the Separation Agreement, and the Credit Facility, the Equipment Agreement, the Employee Benefits Agreement, the Interim Services Agreement and the Tax Agreement (including this Agreement, the "Ancillary Agreements"), which Ancillary Agreements will govern certain matters relating to the Separation, the Distribution and the relationship of QUALCOMM and Leap and their respective Subsidiaries following the Distribution;

        WHEREAS, pursuant to Section 2.8 of the Separation Agreement, Leap has agreed to issue shares of Leap Common Stock constituting the Leap Reserve Shares as may be or become issuable as a result of the Distribution, including the issuance of shares of Leap Common Stock to the holders of the Convertible Preferred Securities or Debentures, as appropriate, promptly following the conversion thereof;

        WHEREAS, concurrently herewith, QUALCOMM and Leap have entered into the Employee Benefits Agreement pursuant to which, among other things, Leap has agreed to issue shares of Leap Common Stock and options with respect to certain QUALCOMM options and option exercises, all as more fully set forth therein;

        WHEREAS, QUALCOMM and Leap desire to enter into this Agreement to provide for the issuance of shares of Leap Common Stock to holders of Convertible Preferred Securities or Debentures, as appropriate pursuant to the terms set forth herein, and under the circumstances described herein; and

        WHEREAS, Leap acknowledges that QUALCOMM is transferring certain assets to Leap in connection with the Separation, and QUALCOMM is proceeding with the Distribution, in consideration of and reliance upon, among other things, Leap's agreement to perform the terms of this Agreement.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:


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                                    ARTICLE 1

                                   DEFINITIONS

        For purposes of this Agreement the following terms shall have the following meanings:

        1.1 ADDITIONAL PAYMENTS shall have the meaning assigned thereto in the Indenture.

        1.2 CONVERSION AGENT shall have the meaning assigned thereto in the Indenture.

        1.3 CONVERSION DATE shall have the meaning assigned thereto in the Indenture.

        1.4 CONVERTIBLE PREFERRED SECURITIES shall have the meaning assigned thereto in the Indenture.

        1.5 DEBENTURES shall have the meaning assigned thereto in the Indenture.

        1.6 DISTRIBUTION DATE means the date of the Distribution.

        1.7 HOLDER shall have the meaning assigned thereto in the Indenture.

        1.8 INDENTURE means that certain Indenture dated as of February 25, 1997 by QUALCOMM, as Issuer, to Wilmington Trust Company, as Trustee, relating to the Debentures.

        1.9 MATURITY shall have the meaning assigned thereto in the Indenture.

        1.10 NOTICE OF CONVERSION shall have the meaning assigned thereto in the Indenture.

        1.11 PERSON means any individual or legal entity.

        1.12 SECURITIES ACT shall mean the Securities Act of 1933: as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

        1.13 TRUST means the QUALCOMM Financial Trust I, a Delaware statutory business trust.

                                    ARTICLE 2

                 CONVERSION OF CONVERTIBLE PREFERRED SECURITIES


        2.1 CONVERTIBLE PREFERRED SECURITIES. Leap agrees that, effective as of the Distribution Date, subject to and upon compliance with the provisions of
Article XV of the Indenture, each Convertible Preferred Security or Debenture, as appropriate, shall be convertible into fully paid and nonassessable shares of both QUALCOMM Common Stock and Leap Common Stock at an initial conversion rate of 0.6882 and 0.17205 shares respectively for each $50 in aggregate principal amount of Debentures. Subject to the terms hereof, conversion of such securities shall be governed by all provisions of Article XV of the Indenture, so that, among


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other things, (i) Leap shall have the obligations of "the Company" described therein with respect to such Leap Common Stock so long as Leap may be required to issue any shares of Leap Common Stock in accordance with this Agreement; and
(ii) the conversion rate set forth above pursuant to which securities are convertible into shares of Leap Common Stock shall be subject to adjustment in the event of certain events with respect to Leap Common Stock or certain actions of Leap, all as more fully described in Article XV of the Indenture with respect to the Company.

        2.2 RESERVATION OF SHARES. Leap agrees that as of and following the Distribution Date, Leap will at all times have reserved and keep available, solely for issuance and delivery upon the conversion of Convertible Preferred Securities and/or Debentures, as appropriate, all Leap Common Stock issuable from time to time upon conversion of such securities.

        2.3 REGISTRATION OF SHARES. Promptly following the Distribution, Leap shall effect registration, on form S-3, S-4 or any other appropriate form(s) agreed to by QUALCOMM, of the Leap Common Stock into which the Convertible Preferred Securities and/or Debentures, as appropriate, are convertible, and/or registration of the issuance and/or resale thereof, necessary to permit or facilitate the issuance and resale of all such securities in compliance with all applicable Federal and state securities laws. In the alternative, as permitted by QUALCOMM, Leap may furnish QUALCOMM an opinion of reputable outside counsel reasonably satisfactory to QUALCOMM, to the effect that such shares of Leap Common Stock into which such securities are convertible, and the issuance and resale thereof, are exempt from registration under the Securities Act and other applicable Federal and state securities laws.

        2.4 CONVERSION OF SHARES. Promptly following written notice by QUALCOMM to Leap that a Notice of Conversion has been delivered in accordance with
Section 15.2 of the Indenture, Leap shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Leap Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall thereupon be instructed to deliver such certificate or certificates to such Person or Persons. The Person or Persons entitled to receive the Leap Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Leap Common Stock as of the Conversion Date.

        2.5 SATISFACTION OF QUALCOMM PRINCIPAL REPAYMENT; NO CONSIDERATION TO LEAP. QUALCOMM's and Leap's delivery, upon conversion of any Convertible Preferred Securities, of the number of shares of QUALCOMM Common Stock and Leap Common Stock into which the Debentures are convertible (together with the cash payments, if any, in lieu of fractional shares) pursuant to the Indenture and this Agreement, shall be deemed to satisfy QUALCOMM's obligation to pay the principal amount at Maturity of the portion of Debentures so converted [and any unpaid interest (including Additional Payments) accrued on such Debentures at the time of such conversion]. Leap shall receive no consideration for the issuance of Leap Common Stock upon conversion of such securities.

        2.6 AGENCY. In effecting the conversion transactions described in this
Section 2 and in Section 15.2 of the Indenture, the Conversion Agent is acting as agent of the holders of the


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Convertible Preferred Securities (in the exchange of Convertible Preferred
Securities for Debentures) and as agent of the Holders of Debentures (in the conversion of Debentures into Common Stock), as the case may be. Leap acknowledges and agrees the Conversion Agent is authorized (i) to exchange Debentures held by the Trust from time to time for Convertible Preferred Securities in connection with the conversion of such Convertible Preferred Securities in accordance with this Section 2 and Article XV of the Indenture and
(ii) to convert all or a portion of the Debentures into QUALCOMM Common Stock and/or Leap Common Stock as appropriate and thereupon to deliver such shares of QUALCOMM Common Stock and/or Leap Common Stock in accordance with this Section 2 and Article XV of the Indenture and to deliver to the Trust a new Debenture or Debentures for any resulting unconverted principal amount.



                                   ARTICLE 3

                                  MISCELLANEOUS


        3.1 EFFECT IF DISTRIBUTION DOES NOT OCCUR. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of or in connection with the Distribution shall not be taken or occur except to the extent specifically agreed by Leap and QUALCOMM.

        3.2 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

        3.3 AFFILIATES. Each of QUALCOMM and Leap shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by a QUALCOMM Entity or a Leap Entity, respectively.

        3.4 NO THIRD PARTY BENEFICIARIES. It is understood and agreed between the parties that this Agreement and the covenants that are made herein are made expressly and solely for the benefit of the parties hereto, and no other Person shall be entitled or be deemed to be entitled to any benefits or rights hereunder nor be authorized or entitled to enforce any rights, claims or remedies hereunder.

        3.5 MODIFICATION AND AMENDMENT; ENTIRE AGREEMENT. This Agreement may be modified, amended or terminated by the parties pursuant hereto at any time only in a writing signed by the parties. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

        3.6 DISPUTE RESOLUTION. The parties acknowledge and agree that this Agreement and any dispute hereunder shall be subject to and governed by the dispute resolution provisions set forth in Article 10 of the Separation and Distribution Agreement.


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        3.7 GOVERNING LAW. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of California, irrespective of the choice of laws principles of the State of California, as to all matters, including matters of validity, construction, effect, performance and remedies.

        IN WITNESS WHEREOF, the parties have caused this Conversion Agreement to be duly executed as of the day and year first above written.

                                 QUALCOMM INCORPORATED:



                                 By:____________________________________

                                 Name:__________________________________
                                 Title:_________________________________


                                 LEAP WIRELESS INTERNATIONAL, INC.:



                                 By:____________________________________

                                 Name:__________________________________
                                 Title:_________________________________



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